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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated October 21, 2004 relating to the financial statements and financial highlights appearing in the August 31, 2004 Annual Reports to Shareholders of Columbia Federal Securities Fund, and our report dated May 26, 2005, relating to the financial statements and financial highlights appearing in the March 31, 2005 Annual Report to Shareholders of the Nations Government Securities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings of "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Columbia Federal Securities Fund dated January 1, 2005 and Nations Government Securities Fund dated August 1, 2004, which have also been incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
June 10, 2005